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                                                                   EXHIBIT 10.19

                               SUPPLIER AGREEMENT

                                     BETWEEN

                             VA LINUX SYSTEMS, INC.

                                       AND

                              NETWORK ENGINES, INC


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                                TABLE OF CONTENTS




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                                TABLE OF EXHIBITS





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                              SUPPLIER AGREEMENT*

This SUPPLIER Agreement is made and entered into as of March 1, 2000, by and between Network Engines, Inc, a Delaware corporation having its primary place of business at 61 Pleasant Street, Randolph, MA 02368 ("SUPPLIER"), and VA Linux Systems, Inc., a Delaware corporation having its primary place of business at 1382 Bordeaux Drive, Sunnyvale, CA 94089 ("VA LINUX").

WHEREAS, SUPPLIER is a manufacturer and/or seller of certain, parts, subsystems, systems or the like ("Product(s)") that may be used in or with computer systems, and VA LINUX manufactures, and/or markets and sells computer systems; and WHEREAS, VA LINUX and SUPPLIER desire to set forth the terms and conditions pursuant to which SUPPLIER will sell to VA LINUX, and VA LINUX will purchase from SUPPLIER, the Product for resale by VA LINUX in or with VA LINUX's computer systems. NOW THEREFORE in consideration of the mutual promises contained herein, VA LINUX and SUPPLIER agree as follows:

1.0 DEFINITIONS. WHENEVER USED IN THIS AGREEMENT, THE CAPITALIZED TERMS SET FORTH IN THIS SECTION SHALL HAVE THE FOLLOWING MEANINGS:

1.1 "AGREEMENT" means this document, and all attachments or exhibits and other documents incorporated into this document. This Agreement may be modified only in accordance with Section 20.18.

1.2 "BUSINESS DAY" means any day ("Calendar Day") other than a Saturday, Sunday or public or religious holiday, which is actually observed by either Party. Business Days commence at 8:00 a.m. PST and conclude at 5:00 p.m. PST. Within a reasonable time after the Effective Date of this Agreement, the Parties shall exchange lists setting forth their respective holidays for the remainder of the calendar year. Thereafter, the Parties shall exchange such lists as the Parties determine their respective holidays for the following calendar year. Failure to provide a list shall not bar a day from being recognized as a Business Day. Any requirement to provide notice or Product by a certain Business Day shall mean by the close of that Business Day.

1.3 "CONFIDENTIAL INFORMATION" means any information of a Party, including, but not limited to that regarding such Party's business, customers, employees, marketing, operations, technology, products and the like, which is identified in writing as proprietary and/or confidential, or which is disclosed orally as confidential and confirmed in writing as confidential within ten (10) days from the date of disclosure.

1.4 "CONTRACT MANUFACTURER" means a third party authorized by VA LINUX to manufacture, test, assemble, package, test and deliver components, subassemblies, finished systems or services for VA LINUX.

1.5 "COMPONENT" is a part or other constituent element of the Product.

1.6 "DELIVER, DELIVERED, OR DELIVERY" means the delivery of Product to the FOB point set forth in Exhibit B.

1.7 "DISCLOSER" means a Party disclosing Confidential Information hereunder.

1.8 "DOCUMENTATION" means materials relating to the Product and provided to VA LINUX, namely, the product manual set out in Exhibit A, modifications to the product manual, and other instructions regarding the installation and maintenance and use of Product.

1.9 "EFFECTIVE DATE" means the date first set forth above, on which date the initial term of this Agreement shall commence.

1.10 "ENGINEERING CHANGE" means any mechanical, electrical or documentary change to the Product.


*Portions of this exhibit have been redacted pursuant to a confidential treatment request filed with the Commission.
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1.11 "EOL" means End of Life of the Product or a Spare Part: the date on which such Product or Spare Part is no longer being produced.

1.12 "EPIDEMIC FAILURE" means a single root cause defect or malfunction of a Product or Spare Part at a Failure Rate (calculated by the formula set forth below) exceeding the failure rate limit specified in Exhibit B. Such defect or malfunction must impair performance and/or create a safety concern, be reasonably verified by SUPPLIER, and be due to defects in material, components, workmanship, manufacturing process and/or design deficiencies attributable to SUPPLIER or its subcontractors. Such defect or malfunction must not be attributable to normal wear out, expiration of any applicable shelf life, nor components for which SUPPLIER does not have design or change control. The Failure Rate is based on a shipment and is calculated according to the following formula:

           A = B/C

               A = Failure Rate attributable to a single root cause

               B = cumulative number of Units of Product from a single shipment and which failed for the same root cause over a [*] period.

               C = total number of units of Product in a shipment.

1.13 "INTELLECTUAL PROPERTY" means all patents, utility models, design, know-how, copyright, mask works, trademarks, and trade secrets, including, but not limited to, engineering drawings, specifications, schematics, drawings, diagrams, lay outs, simulation results, test requirements and definitions, in all countries of the world, which such Party owns or controls as of the Effective Date or may hereafter acquire during the term of this Agreement.

1.14 "JIT" means just-in-time.

1.15 "LONG LEAD TIME" means any lead time for materials, parts or components that is greater than the minimum Purchase Order Lead Time.

1.16 "MANDATORY ENGINEERING CHANGE" means an Engineering Change that is required to satisfy governmental standards, correct material design defects, ensure data integrity, or for safety, environmental or other reasons as reasonably determined by SUPPLIER.

1.17 "OPTIONAL ENGINEERING CHANGE" means an Engineering Change that does not diminish the form, fit, function, or maintainability of the Product, and does not alter the compatibility of the Product for VA LINUX or its Contract Manufacturer to add additional elements, including a hard drive or software, to the Product.

1.18 "PARTIES" means VA LINUX and SUPPLIER, collectively.

1.19 "PARTY" means VA LINUX or SUPPLIER, depending on context.

1.20 "PLANT OF MANUFACTURE" means the SUPPLIER location that manufactures, consolidates, assembles and Delivers Product.

1.21 "PRICE SCHEDULE" means the prices at which VA LINUX shall purchase Product. The Price Schedule is set forth in Exhibit B.

1.22 "PRODUCT" means the production Units of SUPPLIER product(s) to be sold and purchased under this Agreement. The Product specifications are set forth in Exhibit A, which may be amended by the Parties to include additional products.

1.23 "PRODUCT DEMAND FORECAST" means a [*]-rolling forecast setting forth, by [*], the Units of Product anticipated to be purchased.

1.24 "PURCHASE ORDER" means a purchase order issued by VA LINUX (or its Contract Manufacturer) for purchase of Product under this Agreement.

1.25 "PURCHASE ORDER ADJUSTMENT SCHEDULE" means the schedule for allowable increases or rescheduling of Purchase Order quantities. This schedule is set forth in Exhibit B. This schedule may be modified by the Parties only in accordance with Section 20.18.


*Redacted; confidential treatment requested.

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1.26 "PURCHASE ORDER LEAD TIME" means a range of time between a minimum and maximum time between Purchase Order Placement and the Requested Delivery Date, as specified in Exhibit B.

1.27 "PURCHASE ORDER PLACEMENT" means the point in time at which SUPPLIER receives a Purchase Order from VA LINUX or its Contract Manufacturer.

1.28 "QUALITY ASSURANCE REQUIREMENTS" means the quality requirements for the manufacture of Product and Spare Parts set forth in Exhibit C hereto.

1.29 "RECIPIENT" means a Party receiving Confidential Information hereunder.

1.30 "REPRESENTATIVES" means the directors, officers, employees, agents, or consultants of a Party.

1.31 "REQUESTED DELIVERY DATE" means the date for Delivery of Product requested by VA LINUX or its Contract Manufacturer in a Purchase Order.

1.32 "SCHEDULED DELIVERY DATE" means the date for Delivery of Product requested by VA LINUX or its Contract Manufacturer in a Purchase Order and accepted by SUPPLIER.

1.33 "VA LINUX" means VA Linux Systems, Inc., a Delaware corporation having its principal place of business at 1382 Bordeaux Drive, Sunnyvale, CA 94089, and its majority owned subsidiaries.

1.34 "SPARE PART" means a field replaceable part associated with Product.

1.35 "SPARE PARTS FORECAST ADJUSTMENT SCHEDULE" means a schedule for allowable increases or rescheduling of Spare Parts orders. This schedule is set forth in Exhibit B to this Agreement. The Parties may modify this schedule only in accordance with Section 20.18.

1.36 "SPARE PARTS FORECAST" means a [*]-rolling forecast setting forth, by [*], the Units of Spare Parts anticipated.

1.37 "SUPPLIER QUALITY AGREEMENT" means VA LINUX's Supplier Quality Agreement, attached hereto as Exhibit C.

1.38 "UNIQUE MATERIALS" means all materials that: (a) are not catalog items; (b) were developed by a vendor specifically to meet VA LINUX's specifications; and
(c) are not resalable or returnable.

1.39 "UNIT" means a single item of Product.

2.0 SCOPE. SUPPLIER agrees to manufacture, assemble, test, package, Deliver and sell Product to VA LINUX (or its Contract Manufacturer) in accordance with the terms and conditions set forth in this Agreement.

3.0 TERM OF AGREEMENT.

3.1 Term. The term of this Agreement shall begin on the Effective Date and will end one (1) year thereafter, subject, however, to earlier termination in accordance with Section 19.0. Notwithstanding the foregoing sentence, this Agreement shall be automatically extended for the time necessary to fulfill Purchase Orders placed during the Term of this Agreement (and not in the automatic extension period) by VA LINUX or its Contract Manufacturer.

3.2 Extension of Term. The Parties may agree to extend the initial term of this Agreement for subsequent one (1) year terms by executing a written extension no later than three (3) months prior to the end of the then-current term. Notwithstanding the foregoing sentence, this Agreement is, and shall always be interpreted as, a definite-term agreement. Neither Party has made any commitments regarding the duration nor renewal of this Agreement beyond those expressly stated herein.

4.0 PRODUCT DEMAND FORECASTS. Product Demand Forecasts shall constitute good faith estimates of VA LINUX's anticipated requirements for Product based on current market conditions. Each Product Demand Forecast shall cover a [*] rolling period (not to extend beyond the term of the Agreement) beginning with the [*] in which such forecast is provided, and shall set forth, by month, the Units of Product anticipated. During the term of this Agreement, VA LINUX and/or its Contract

*Redacted; confidential treatment requested.

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Manufacturer will provide SUPPLIER with an updated Product Demand Forecast on a
[*] basis, with the exact date to be determined. Product Demand Forecasts shall be provided to SUPPLIER's Customer Account Representative as identified on Exhibit B. SUPPLIER shall advise VA LINUX within five (5) Business Days of receipt of VA LINUX's Product Demand Forecast whether the forecasted quantities are within SUPPLIER's output capability and ability to produce such Product. Product Demand Forecasts are for informational purposes only. Such forecasts do not authorize SUPPLIER to start manufacturing Product or purchasing Components, nor do they obligate VA LINUX to purchase Product.

5.0 PURCHASE ORDERS.

5.1 Contract Manufacturer. VA LINUX may authorize a Contract Manufacturer to make purchases of Product under this Agreement. Any Contract Manufacture authorized hereunder shall agree that it will be responsible for (a) any obligations expressly or implicitly required of a Contract Manufacturer hereunder (e.g. and without limitation, under Sections 7.2 and 11.2), (b) the obligations and limitations assumed by VA LINUX under Sections 16, 17, and 18, and (c) general terms under Sections 1 and 20. The assumption of an obligation by a Contract manufacturer shall not relieve VA LINUX of any obligation hereunder. VA LINUX shall be responsible for the Contract Manufacturer's performance of the obligations hereunder by Contract Manufacturer. Notwithstanding this authorization, VA LINUX reserves the right to purchase Product in accordance with this Agreement directly from SUPPLIER in lieu of or in addition to purchases by VA LINUX's Contract Manufacturer.

5.2 Purchase Order Information. Purchase Orders issued to SUPPLIER shall contain the following information:

        (a) Product being purchased, referencing VA LINUX's part number;

        (b) Quantity of Units requested;

        (c) The applicable Unit price;

        (d) Packaging;

        (e) Billing address; and,

        (f) FOB point, Delivery instructions, including destination address and Requested Delivery Dates.


        5.2.1 Referencing Agreement. Failure of VA LINUX or its Contract Manufacturer to reference this Agreement on any Purchase Order shall not affect the applicability of this Agreement to govern such Purchase Order.

5.3 Purchase Orders. VA LINUX and/or its Contract Manufacturer shall order Product by issuing Purchase Orders to SUPPLIER. Purchase Orders may be issued to SUPPLIER via (a) electronic mail ("email"); (b) Electronic Data Interchange ("EDI"); (c) FAX transmission; or (d) certified U.S. mail. VA LINUX and/or its Contract Manufacturer shall issue Purchase Orders in advance of the Purchase Order Lead Time, as set forth in Exhibit B, to allow SUPPLIER to meet the Requested Delivery Date. In the event VA LINUX's Contract Manufacturer issues the Purchase Order, VA LINUX will not be a party to the purchase transaction, but will be an intended third-party beneficiary thereof.

5.4 Acceptance/Rejection of Purchase Orders. Within three (3) Business Days after receipt of a Purchase Order, SUPPLIER shall confirm such receipt by FAX transmission or email with the company issuing the Purchase Order. SUPPLIER's failure to confirm receipt of Purchase Orders within three (3) Business Days of receipt thereof shall be deemed an acceptance of such Purchase Orders. SUPPLIER shall have the right to reject a Purchase Order if it does not comply with the terms of this Agreement, and shall have the right to reject or condition approval of a Purchase Order if SUPPLIER in its reasonable discretion believes it will be unable to fulfill the order in a timely manner or with appropriate quality (for example, if the quantity in a Purchase Order significantly exceeds a the Product Demand Forecast).

5.5 Applicable Terms and Conditions. The terms and conditions of this Agreement shall prevail over the terms and conditions of VA LINUX's or its Contract Manufacturer's Purchase Orders and

*Redacted; confidential treatment requested.

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SUPPLIER's acknowledgment form or invoice. Additional, different, or conflicting terms and conditions on a Purchase Order, acknowledgment form, invoice or any other form shall be of no effect in a purchase transaction for Product under this Agreement.

6.0 PRICING.

        6.1 Pricing. The company issuing the accepted Purchase Order (either VA LINUX or its Contract Manufacturer) shall pay the applicable Unit price for each Unit of Product as set forth in Exhibit B.

        6.2 Modifications. Pricing shall be based on the Product specification and configuration. If the specification or configuration is changed and such change increases or decreases the per Unit production cost of the Product, the Unit price shall be adjusted accordingly by an amount agreed to by VA LINUX and SUPPLIER.

6.3 Cost Reduction Plan. During the term of this Agreement, SUPPLIER will review cost structures with VA LINUX [*].

6.4 [*]

7.0. LEAD TIME; CANCELLATION; RESCHEDULING OF PURCHASE ORDERS.

7.1 Lead Time. SUPPLIER's maximum Purchase Order Lead Time to fulfill Purchase Orders is set forth in Exhibit B.

        7.1.1 Lead Time Reduction Plan. During the term of this Agreement, SUPPLIER shall review lead times with VA LINUX and shall consult with VA LINUX regarding lead times semi-annually, setting forth the efforts SUPPLIER shall consider to reduce Purchase Order Lead Time.

7.2 Cancellation. VA LINUX or its Contract Manufacturer may cancel a Purchase Order, or any portion thereof, by notifying SUPPLIER by FAX transmission or email. Upon receiving a request to cancel a Purchase Order, or any portion thereof, SUPPLIER, within one (1) Business Day, shall notify the issuer of a Purchase Order by FAX transmission or email of the status of the requested canceled Purchase Order. If the reason for the cancellation is the occurrence of a condition that would be the basis for termination for cause, as set forth in
Section 19.2, then such cancellation shall be without penalty or charge to the company issuing the Purchase Order (either VA LINUX or its Contract Manufacturer). In the event that such cancellation is for the convenience of the issuer of the Purchase Order, the issuer's liability shall be calculated in accordance with the Purchase Order Cancellation Schedule set forth in Exhibit B. Cancellation charge(s), if any, shall become due and may, at SUPPLIER's discretion, be invoiced in accordance with the terms and conditions of this Agreement.

7.3 Rescheduling. In accordance with the Purchase Order Adjustment Schedule set forth in Exhibit B, VA LINUX or its Contract Manufacturer may request to change the Scheduled Delivery Date by notifying SUPPLIER by FAX transmission or email. SUPPLIER, within one (1) Business Day, shall acknowledge, by FAX transmission or email, the request to change the Scheduled Delivery Date. If the proposed Scheduled Delivery Date is beyond the parameters set forth in the Purchase Order Adjustment Schedule, SUPPLIER shall use reasonable efforts to accommodate such request at no additional charge to the company seeking to change the Scheduled Delivery Date. If SUPPLIER's costs will be impacted by a change, SUPPLIER may quote additional reasonable charges to the company seeking to reschedule the Purchase Order. For any quote for additional charges to be binding, the company seeking to reschedule the Purchase Order must accept the quote in writing within five (5) Business Days of receipt thereof.

*Redacted; confidential treatment requested.

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8.0. DELIVERY.

8.1 Scheduled Delivery Date. SUPPLIER shall Deliver Purchase Order quantities in full on or within [*] of the Scheduled Delivery Date. The issuer of the Purchase Order, at its option, may consent in writing to partial Deliveries of Purchase Order quantities.

8.2 Failure to Meet Scheduled Delivery Date. SUPPLIER shall notify the issuer of a Purchase Order, by FAX transmission or email, of any anticipated late Delivery of Product within three (3) Business Days of receipt of such Purchase Order. If SUPPLIER fails to meet the Scheduled Delivery Date of an accepted Purchase Order, SUPPLIER shall provide the issuer of such Purchase Order with written assurance of Delivery within [*] after the Scheduled Delivery Date. SUPPLIER shall Deliver Product in the most expeditious manner possible and the payment of premium transportation costs associated with the Delivery of Product shall be at SUPPLIER's expense. If SUPPLIER fails to Deliver the Product within [*] after the Scheduled Delivery Date, then the Parties will promptly consult to develop an action plan to address any late Delivery.

8.3 Early Delivery. VA LINUX or its Contract Manufacturer may reject and return Product Delivered more than [*] in advance of the Scheduled Delivery Date to SUPPLIER at SUPPLIER's risk and expense. SUPPLIER shall remain obligated for Delivering Product in conformance with the Scheduled Delivery Date.

8.4 Over Deliveries. Deliveries of Product exceeding the quantities specified in the accepted Purchase Order shall not be accepted without the prior written approval of the issuer of such Purchase Order. The issuer of a Purchase Order may return the excess Product to SUPPLIER at SUPPLIER's risk and expense.

8.5 JIT Process. SUPPLIER agrees to work with VA LINUX and VA LINUX's Contract Manufacturer to implement the most efficient JIT process that will meet VA LINUX's regional product requirements. After the details of this process have been agreed to by SUPPLIER and VA LINUX and/or VA LINUX's Contract Manufacturer, the details of the process will be presented to VA LINUX for final approval. The JIT process will be set forth in Exhibit B.

9.0 INSPECTION; ACCEPTANCE; QUALITY ASSURANCE.

9.1 Source Inspection. VA LINUX may perform source inspections and process audits at SUPPLIER's manufacturing facilities. The scope and method by which such inspections are to be conducted shall be disclosed to SUPPLIER three (3) Business Days in advance of the inspection. SUPPLIER may comment on VA LINUX's proposed scope and method prior to the inspection going forward. The inspections, if any, shall be scheduled at mutually agreeable times, but no more than once every three (3) months. This provision does not relieve SUPPLIER of its obligations hereunder, or waive VA LINUX's and its Contract Manufacturer's rights of inspection when the Product is received.

9.2 Inspection at Destination. VA LINUX (or its Contract Manufacturer) may, at its own expense, inspect Product at the receiving facilities to assure that Product sold by SUPPLIER conform to the Product specifications set forth in Exhibit A and meet SUPPLIER's warranties. If Product is determined to be defective, the inspecting company may reject the Product by notifying SUPPLIER by FAX transmission or email. Rejected Product shall be dealt with in accordance with Section 15.4. SUPPLIER shall take corrective action for causes of the defective Product prior to Delivery of succeeding lots.

9.3 Lot Failures. If the issuer of a Purchase Order can demonstrate that at least [*] of a shipment of Product fails to conform to the Product specifications set forth in Exhibit A, or the Quality Assurance Requirements set forth in Exhibit C, then the issuer of a Purchase Order may reject the entire shipment and require SUPPLIER, at SUPPLIER's expense, to verify that the individual Units in the lot conform to the Product specifications set forth in Exhibit A, and meet SUPPLIER's warranties, as set forth in Section 15.1-15.3, or at SUPPLIER's option, ship conforming Product.

9.4 Non-Conforming Acceptance. VA LINUX (or its Contract Manufacturer) may choose to accept Product that is defective in a minor respect without prejudice to its right to reject defective Product in the

*Redacted; confidential treatment requested.

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future. If the company who issued the Purchase Order chooses to accept such defective Product, SUPPLIER shall negotiate in good faith with VA LINUX an equitable reduction in price, provided the defect is not attributable to VA LINUX or its Contract Manufacturer.

9.5 No Waiver. No inspection, including source inspection, or acceptance of defective Product shall relieve SUPPLIER from its obligations hereunder. All rights granted to VA LINUX and its Contract Manufacturer in Section 9.0 of this Agreement are in addition to any other rights or remedies granted in law or elsewhere in this Agreement.

9.6 Quality Assurance. SUPPLIER shall comply with the Supplier Quality Agreement, attached hereto as Exhibit C and incorporated herein. SUPPLIER shall give VA LINUX three (3) months prior written notice of any requested Quality Assurance Procedure changes if the fit, form or function of Product may be materially affected. SUPPLIER shall give VA LINUX one (1) Business Day's prior notice by FAX transmission or email of any emergency changes to its internal quality assurance procedures that may materially affect Product fit, form or function. VA LINUX shall respond to SUPPLIER's notification of such emergency changes as soon as possible after receipt thereof. In no event shall SUPPLIER institute such emergency changes without VA LINUX's prior written consent. If questions regarding Product quality or testing arise, VA LINUX and SUPPLIER shall meet at a mutually agreed-upon location and date, and at their own expense, for the purpose of reviewing SUPPLIER's quality system and testing procedures for the Product.

10.0 TITLE. Title to, and risk of loss for, each Unit of Product shall pass to VA LINUX or VA LINUX's Contract Manufacturer upon receipt of the Product at the FOB point set forth in Exhibit B.

11.0. INVOICES; PAYMENT TERMS; TAXES.

11.1 Invoices. SUPPLIER shall issue an invoice for each Delivery of Product. SUPPLIER's invoices shall include the following information: Purchase Order number; quantity; price; VA LINUX part number; and cross reference for SUPPLIER's part number. SUPPLIER shall maintain invoices issued under this Agreement for the warranty period of the Delivered Product. SUPPLIER shall not issue an invoice until SUPPLIER Delivers Product to the FOB point set forth in Exhibit B.

11.2 Payment. The issuer of a Purchase Order shall be solely responsible for payment of invoices with respect to such Purchase Order, and shall pay SUPPLIER within thirty (30) Business Days after receipt of an invoice or after receipt of Product at the FOB point, whichever is later, unless the issuer of such Purchase Order notifies SUPPLIER prior to the expiration of the thirty (30) Business Day period that such Product is defective or non-conforming to the Product specifications. Payment of an invoice shall not constitute the waiver of any warranties on the Product. The time for payment shall not be extended solely because an invoice is incomplete; if an invoice is incomplete, the issuer of the Purchase Order shall promptly notify SUPPLIER in writing of all ways in which the invoice is defective, and SUPPLIER will promptly issue a new invoice. All amounts not paid when due will bear interest at the lesser of (x)1.5% per month, and (y) or the highest amount allowed by applicable law. If a prior invoice is unpaid more than thirty (30) days after the due date, SUPPLIER may extend the date for Delivery of any outstanding Purchase Orders by one Business Day for every Business Day that payment is late, unless such non-payment is due to a good faith dispute between the Parties relating to an invoice, but provided VA LINUX has paid all undisputed amounts.

11.3 Payment in U.S. Dollars. All prices and payments made in accordance with this Agreement shall be in U.S. dollars.

11.4 Taxes. VA LINUX agrees to pay amounts equal to any taxes that are applicable to any purchases of Products by VA LINUX hereunder, exclusive of taxes based on SUPPLIER's net income.

12.0 COMPETITIVE PRODUCTS AND SERVICES. Neither this Agreement nor any activities hereunder shall impair any right of SUPPLIER or VA LINUX to design, develop, manufacture, market, service, or otherwise deal in, directly or indirectly, other products or services including those that are


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competitive with those offered by SUPPLIER or VA LINUX, provided SUPPLIER and VA
LINUX do not use the other's Confidential Information in such endeavors.

13.0. ENGINEERING CHANGES.

13.1 Mandatory Engineering Changes. SUPPLIER may implement Mandatory Engineering Changes, and shall make all reasonable efforts to provide to VA LINUX either the revised specifications or a sample of the modified Product, at least three (3) months prior to such changes taking effect. In the event such changes require implementation within the three (3) month notice period to assure compliance with federal, state or local law or to substantially lessen health or safety risks, SUPPLIER shall promptly notify VA LINUX by FAX transmission or email. SUPPLIER may immediately cease production of affected Products pending VA LINUX's approval of such changes. SUPPLIER shall not make Mandatory Engineering Changes without VA LINUX's prior written approval, which approval shall not be unreasonably withheld or delayed. VA LINUX and/or its Contract Manufacturer may cancel, without any liability, all or any pending Purchase Orders for Product that will incorporate a Mandatory Engineering Change that is not approved by VA LINUX.

13.2 Application of Mandatory Engineering Changes to Existing Product. For any previously Delivered Product that does not incorporate Mandatory Engineering Changes, SUPPLIER shall:

        (a) if such Product is in VA LINUX's (and/or its Contract Manufacturer's) inventory, promptly provide updated Product at SUPPLIER's expense (including freight, parts, materials and Documentation). Upon receipt of the updated Product, VA LINUX (or its Contract Manufacturer) shall return the Product that does not incorporate the Mandatory Engineering Changes to SUPPLIER at SUPPLIER's risk and expense.

        (b) if such Product is installed at a customer's site, promptly provide updated Product at SUPPLIER's expense (including freight, parts, materials and Documentation). VA LINUX will use reasonable efforts to replace the superseded Product with the updated Product. SUPPLIER shall pay VA LINUX or its authorized service Representatives reasonable expenses for labor, travel and per diem related to such replacement. VA LINUX will promptly return the replaced Product in accordance with Section 15.6 to SUPPLIER at SUPPLIER's expense after installation of the updated Product.

13.3 Fit, Form or Function Engineering Changes. SUPPLIER shall make no Engineering Changes that materially affect the fit, form or function of the Product ("Fit, Form or Function Engineering Change") without the prior written consent of VA LINUX. SUPPLIER shall give VA LINUX three (3) months prior written notice of such changes (and, at the time of notice, provide a sample of the modified Product where practicable). If VA LINUX has not responded by the end of the three (3) months period, the Fit, Form or Function Engineering Change shall be deemed rejected. If VA LINUX rejects the proposed Fit, Form or Function Engineering Changes, SUPPLIER shall not adopt such changes on Product for shipment under this agreement. Nothing herein shall prevent SUPPLIER from creating new revisions to the Product and selling such updated product to other purchasers.

13.4 Optional Engineering Changes. SUPPLIER may make available to VA LINUX Optional Engineering Changes. The cost of any Optional Engineering Changes that VA LINUX desires to implement will be borne by VA LINUX and will be determined through a request for quote process.

13.5 Change in Plant of Manufacture. SUPPLIER agrees to give VA LINUX three (3) months' prior written notice in the event that SUPPLIER intends to manufacture Products at a Plant of Manufacture other than the one(s) selected as of the Effective Date of this Agreement.

13.6 VA LINUX Design Modifications. At any time during the term of this Agreement, VA LINUX may modify the design and/or requirements of the Product. VA LINUX shall notify SUPPLIER of such changes in writing. SUPPLIER shall respond to such notice in writing within one (1) month after receipt of VA LINUX's requested modifications whether SUPPLIER agrees or disagrees with the proposed modification, such agreement or disagreement to be at SUPPLIER's sole discretion. If SUPPLIER agrees


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to the requested design change, such change shall not affect the Product already scheduled or rescheduled for Delivery as of the date such request is agreed to by SUPPLIER.

13.7 VA LINUX Process Modifications. At any time during the term of this Agreement, VA LINUX may suggest that SUPPLIER modify SUPPLIER's process to manufacture, assemble, package and/or test Product. VA LINUX shall notify SUPPLIER of such changes in writing. SUPPLIER shall respond to such notice in writing within one (1) month after receipt of VA LINUX's requested modifications whether SUPPLIER agrees or disagrees with the proposed modification, such agreement or disagreement to be at SUPPLIER's sole discretion. If there is agreement, the Parties will make efforts to modify this Agreement, including the price schedule, accordingly.

14.0. SERVICE AND SUPPORT; DOCUMENTATION.

14.1 SUPPLIER shall assist VA LINUX with the following post-sales service and support: (a) SUPPLIER will provide a reasonable amount of telephone support to VA LINUX or its Contract Manufacturer during normal working hours (East Coast time); and (b) if needed, SUPPLIER will make reasonable efforts to provide on-site assistance at its standard consulting rate, and provided VA LINUX or its Contract Manufacturer pays all reasonable out-of-pocket travel expenses.

14.2 SUPPLIER shall provide VA LINUX with a copy of the product manual as set forth in Exhibit A in English and in any other available language version in electronic form, and hereby grants to VA LINUX a worldwide, fully-paid license to use, modify, prepare derivative works based on, reproduce and distribute such manual to its customers for use with Product, provided VA LINUX retains SUPPLIER's proprietary notices. The manual shall be updated by SUPPLIER as appropriate during the term of the Agreement to reflect any changes in the specifications of Product. SUPPLIER will also provide and update instructions relating to use and installation.

15.0. WARRANTIES.

15.1 Right to Enter Agreement. SUPPLIER represents, warrants and promises that it has the right to enter this Agreement and sell the Product to VA LINUX (or its Contract Manufacturer) hereunder. VA LINUX represents, warrants and promises that it has the right to enter this Agreement and purchase (or have its Contract Manufacturer purchase) Product hereunder

15.2 Title. SUPPLIER represents, warrants and promises that the title to all Product purchased by and Delivered to VA LINUX or its Contract Manufacturer shall be free and clear of all liens, encumbrances, and security interests.

15.3 Product Warranties. SUPPLIER represents, warrants and promises that, for the period after Delivery as set forth in Exhibit B, each Unit of Product shall
(a) free from defects in material and workmanship, (b) conform substantially to the specifications set forth in Exhibit A, and (c) meet the quality objectives set forth in the Supplier Quality Agreement.

15.4 Replacement of Defective Product. VA LINUX or its Contract Manufacturer shall promptly notify SUPPLIER of any defect in or nonconformity of Product while under warranty. The sole remedy for defect in or nonconformity of Product while under warranty shall be that SUPPLIER shall replace the defective or nonconformity Product by Delivery within three (3) Business Days of receipt of notice. New warranties shall apply to replaced Product effective on the date Delivered. SUPPLIER shall provide VA LINUX and its Contract Manufacturer written instructions regarding SUPPLIER's RMA procedure for returns of defective or non-conforming Product, and VA LINUX and its Contract Manufacturer shall comply with such instructions.

15.5 Return of Defective Product. All defective or nonconforming Product that was rejected shall be returned to SUPPLIER with a copy of the applicable inspection report setting forth in detail all defect(s) or nonconformities for each failed Unit of Product. SUPPLIER may, at its option and expense, re-test the Product determined by VA LINUX and/or its Contract Manufacturer to be defective or nonconforming. If SUPPLIER determines that the Product is not defective or nonconforming, or that the defect is not attributable to SUPPLIER, VA LINUX, VA LINUX's Contract Manufacturer and SUPPLIER shall meet within ten (10) Business Days to resolve the discrepancy.


15.6 Freight. SUPPLIER shall be responsible for freight (a) to transport defective Product from VA LINUX customers to VA LINUX or VA LINUX service providers, and from VA LINUX or VA LINUX service providers to SUPPLIER; and (b) to transport replacement Product from SUPPLIER to VA LINUX or VA LINUX service providers, and from VA LINUX or VA LINUX service providers to customers. Any air freight transportation costs must be pre-approved by SUPPLIER to be covered under this Section 15.6. SUPPLIER shall not be liable for Units returned with "no trouble found."

15.7 Epidemic Failures of Product. SUPPLIER shall, at SUPPLIER's option, promptly repair, assist VA LINUX to repair (as specified in Section 15.8), or replace Products Delivered under this Agreement which exhibit Epidemic Failure within one (1) year after the date of Delivery, provided VA LINUX notifies SUPPLIER of the discovery of such defect or malfunction within such one (1) year time period.

        15.7.1 Recall. After a failure has reached epidemic proportions, all Products of the same revision [lot] will be presumed defective, regardless of the location of the Product, and SUPPLIER shall replace such Product with Product that fully conforms to the Specifications and meets the Quality Assurance Requirements.

        15.7.2.Incidental Costs. In addition to freight, as set forth in Section 15.6, SUPPLIER shall be responsible for reasonable costs and expenses incurred by VA LINUX and VA LINUX service providers pursuant to a mutually agreed upon plan to verify the existence of an Epidemic Failure, provided that such costs and expenses have been estimated by VA LINUX and pre-approved by SUPPLIER, and that, Epidemic Failure is actually verified. SUPPLIER shall not unreasonably withhold approval of the plan or the estimated costs and expenses.

15.8 Repair/Replacement by VA LINUX. At SUPPLIER's authorization, VA LINUX or its authorized service providers may repair defective Products covered by this
Section 15. In such event, VA LINUX shall promptly submit to SUPPLIER in writing, to the extent available, the serial numbers and date code of the defective Products, the date VA LINUX received the defective unit, the nature of the defects found, the date of the repair of the defective units by VA LINUX or its authorized repair facility, and the quantity of Spare Parts utilized by VA LINUX in the repair. VA LINUX shall send to SUPPLIER the defective Products or parts removed therefrom. SUPPLIER shall provide VA LINUX with the necessary replacement parts at no cost, and reimburse VA LINUX for reasonable costs and expenses for labor, freight and incidental costs incurred by VA LINUX or its authorized service providers in connection with such repair or replacement, which costs and expenses have been estimated by VA LINUX and pre-approved by SUPPLIER. SUPPLIER shall not unreasonably withhold approval of the plan or the estimated costs and expenses.

15.9 THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF, AND SUPPLIER HEREBY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

16.0. CONFIDENTIAL INFORMATION.

16.1 Disclosure of Confidential Information. VA LINUX and SUPPLIER agree that it may be desirable to disclose Confidential Information to each other during the term of this Agreement. Recipient agrees that it shall limit its disclosure of the Confidential Information of Discloser solely to Representatives, who have a need to know such Confidential Information for purposes of this Agreement. Without limiting the foregoing sentence, Recipient agrees to treat Discloser's Confidential Information with at least the same degree of care and protection that it uses with its own Confidential Information.

16.2 Use of Confidential Information. Recipient shall use the Confidential Information of Discloser only for purposes of this Agreement.

16.3 Reproduction or Duplication of Confidential Information. Recipient may reproduce or duplicate portions or all of Discloser's Confidential Information disclosed hereunder, provided that Recipient shall reproduce and include in all such copies of Confidential Information prepared by Recipient the copyright notices and proprietary legends of Discloser as they appear therein when originally furnished to Recipient. Further, Recipient shall not remove any proprietary, copyright, trade secret or other legend from any form of Confidential Information.

16.4 Exclusions to Obligation of Confidentiality. Recipient shall have no obligation hereunder as to Confidential Information provided by Discloser that:
(a) is known to Recipient at the time of disclosure, (b) is independently developed by Recipient provided Recipient can show that such development was accomplished by or on behalf of Recipient without the use of or any reference to Confidential Information supplied to Recipient by Discloser, (c) becomes rightfully known to Recipient from a source other than Discloser without restriction on subsequent disclosure or use, (d) is or becomes part of the public domain through no wrongful act of Recipient, or (e) is rightfully received by the Recipient from a third party without any duty of confidentiality. Further, Recipient may disclose Confidential Information of Discloser pursuant to a judicial or governmental request, requirement or order, provided that Recipient gives Discloser sufficient prior notice to contest, or to seek a protective order restricting further disclosure of Confidential Information provided in response to such request, requirement or order.

16.5 Confidentiality of Agreement. The Parties agree that they shall consider the specific terms and conditions of this Agreement to be Confidential Information, and that neither shall disclose such terms and conditions or the relationship between the Parties to any third party without the express written permission of the other Party. Press releases and other like publicity, advertising or promotional material that mention this Agreement or the other Party by name shall be agreed upon by both Parties in writing prior to any release. The obligations of this Section 16.5 shall not prevent the Parties from disclosing the Confidential Information or terms and conditions of this Agreement to any government agency or body as required by law (provided that the Party required to make such disclosure in such circumstances have given the other Party prompt notice or other appropriate remedy prior to such disclosure and cooperates fully with such other Party in seeking such order or remedy), or as deemed advisable by a Party for purposes of public or private financing, including without limitation in an S-1 statement, provided that SUPPLIER provides VA LINUX with an opportunity to redact material from the agreement. If either Party discloses material terms and conditions of this Agreement in violation of this Section 16.5, the non-disclosing Party may terminate this Agreement with cause, in accordance with Section 19.2.

16.6 No Ownership Interest Transferred. Recipient acknowledges that it is granted only the limited right to use Confidential Information provided herein, and that such right is revocable at will by Discloser and not coupled with any interest in the Confidential Information. Neither Party transfers to the other any right of ownership in or title to any Confidential Information or other intellectual property hereunder, either expressly or by implication, estoppel or otherwise.

16.7 Termination of Possession of Confidential Information; Survival of Obligations. On Discloser's request, Recipient shall: (a) promptly return or destroy all Confidential Information of Discloser, (b) discontinue all further use of Confidential Information of Discloser, and (c) certify in writing to Discloser that such actions have been taken. The obligations of the Parties under this Exhibit relating to the confidentiality of Confidential Information shall survive and continue after any termination of this Agreement for a period of three (3) years after the date of such termination.

17.0. INTELLECTUAL PROPERTY RIGHTS INDEMNIFICATION.

17.1 Intellectual Property Indemnity. SUPPLIER shall defend, indemnify and hold harmless VA LINUX, its Representatives, Contract Manufacturers, and/or customers against any claim that the Product allegedly infringes any United States or Canadian patent, copyright, mask work right, trademark, trade secret, or any other intellectual property right of any third party. If any such claim of infringement is made, SUPPLIER, at SUPPLIER's expense, shall defend against and pay any and all costs, expenses (including reasonable fees of attorneys and other retained professionals), and damages of any kind arising out of such claim or resulting from any settlement thereof, whether or not that claim is successful, provided that VA LINUX: (a) gives SUPPLIER prompt written notice of such claim; (b) cooperates with SUPPLIER, at SUPPLIER's expense for reasonable out of pocket expenses incurred by VA LINUX, in the defense of such claim; and (c) allows SUPPLIER to control the defense and settlement of such claim. SUPPLIER shall not enter into any settlement that affects VA LINUX's rights or interests without VA LINUX's prior written consent. Such consent shall not be unreasonably withheld or delayed. SUPPLIER shall not be responsible for any settlement made by VA LINUX without SUPPLIER's prior written consent. Such consent shall not be unreasonably withheld or delayed. VA LINUX may choose to participate with SUPPLIER in the defense of such claim at its own expense, but such participation shall be without prejudice to VA LINUX's right to reimbursement from SUPPLIER of reasonable costs, expenses (including reasonable fees of attorneys and other retained professionals prior to VA LINUX's participation), and awarded damages of any kind that VA LINUX may have been ordered to pay as a result of such claim.

17.2 Limitation of SUPPLIER's Intellectual Property Indemnity. Notwithstanding
Section 17.1, above, SUPPLIER is not obligated to defend, indemnify or hold harmless VA LINUX, its Representatives, Contract manufacturers, independent contractors, and/or customers if such infringement claim would not have arisen but for: (a) SUPPLIER's incorporation of VA LINUX-supplied designs, VA LINUX-supplied Specifications and/or VA LINUX-designed Components; (b) VA LINUX combination of the Product with other devices, products and/or software, not supplied by SUPPLIER, and but for the combination, the Product, by itself, would not infringe; (c) modifications made to the Product unless at SUPPLIER's direction; and/or (d) the installation or use of the Product contrary to the Documentation provided by SUPPLIER.

17.3 Remedy for Infringement. If the design or manufacture of the Product, or any portion thereof, for which SUPPLIER is responsible is finally adjudged, or in SUPPLIER's reasonable opinion is likely to be adjudged, to infringe a patent, copyright, mask work right, trademark, trade secret, or any other intellectual property right of any third party, SUPPLIER shall, at its option: (a) procure the right to continue manufacturing, assembling, packaging, testing and selling of the Product; or (b) modify the Product so that it becomes noninfringing, provided that the same function is performed by the replacement or modified units and the replacement or modified units have substantially the same quality as the infringing units. If SUPPLIER elects option (b), above, then SUPPLIER shall replace all infringing units at SUPPLIER's cost and expense. If neither
(a) nor (b), above, is available to SUPPLIER on reasonable terms, then VA LINUX may terminate this Agreement for cause. VA LINUX shall return to SUPPLIER, at SUPPLIER's cost and expense, any infringing Product, and SUPPLIER shall refund the purchase price of the returned Product, subject to depreciation on a three-year straight line basis.

17.4 SECTIONS 17.1, 17.2, AND 17.3 STATE THE ENTIRE LIABILITY OF THE PARTIES, AND THE EXCLUSIVE REMEDY OF THE PARTIES, FOR ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, MASK WORK RIGHT, TRADEMARK, OR ANY OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

18.0. GENERAL INDEMNIFICATION AND LIMITATION OF LIABILITY.

18.1 General Indemnity by Supplier. SUPPLIER shall defend, indemnify and hold harmless VA LINUX, its Representatives, independent contractors, and/or customers for any claim that the Product caused bodily injury or death to persons, or damage to real or personal property, regardless of the legal theory (e.g., negligence, strict liability, violations of statutes) underlying such claims. If any such claim is made, SUPPLIER, at SUPPLIER's expense, shall defend against and pay any and all costs, expenses (including reasonable fees of attorneys and other retained professionals), and damages of any kind arising out of such claim, whether or not that claim is successful, provided that VA LINUX:
(a) gives SUPPLIER prompt written notice of such claim; (b) cooperates with SUPPLIER, at SUPPLIER's expense for reasonable out of pocket expenses incurred by VA LINUX, in the defense of such claim; and (c) allows SUPPLIER to control the defense and settlement of such claim. SUPPLIER shall not enter into any settlement that affects VA LINUX's rights or interests without VA LINUX's prior written consent. Such consent shall not be unreasonably withheld. SUPPLER shall not be responsible for any settlement made by VA LINUX without SUPPLIER's prior written consent. Such consent shall not be unreasonably withheld or delayed.

18.2 Limitation of SUPPLIER's General Indemnity. Notwithstanding Section 18.1, above, SUPPLIER is not obligated to defend, indemnify or hold harmless VA LINUX, its subsidiaries, affiliates, Representatives, Contract Manufacturers, independent contractors, and/or customers if such claim arises solely from: (a) SUPPLIER's incorporation of VA LINUX-supplied designs, VA LINUX-supplied Specifications and/or VA LINUX-designed Components; and/or (b) VA LINUX's combination of the Product with other devices, products and/or software, not supplied by SUPPLIER, and but for the combination, the Product, by itself, would not have caused bodily injury or death to persons, damage to real or personal property, or other injury or losses; (c) modifications made to the Product unless at SUPPLIER's direction; and/or (d) the installation or use of the Product contrary to the Documentation provided by SUPPLIER. VA LINUX may choose to participate with SUPPLIER in the defense of such claim at its own expense, but such participation shall be without prejudice to VA LINUX's right to reimbursement from SUPPLIER of reasonable costs, expenses (including reasonable fees of attorneys and other retained professionals prior to VA LINUX's participation), and awarded damages of any kind that VA LINUX may have been ordered to pay as a result of such claim.

18.3 VA LINUX's Reservation of Rights. VA LINUX reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by SUPPLIER if SUPPLIER is unable to defend a claim filed against VA LINUX.

18.4 General Indemnity by VA LINUX. VA LINUX shall defend, indemnify and hold harmless SUPPLIER, its Representatives, independent contractors, and/or customers for any third party claim against SUPPLIER arising from (1) a claim for violation of third party intellectual property rights [*] and for which SUPPLIER is not obligated to indemnify under Section 17.2; (2) a claim that [*], and for which SUPPLIER is not obligated to indemnify under Section 18.2; and (3) [*]. If any such claim is made, VA LINUX, at VA LINUX's expense, shall defend against and pay any and all costs, expenses (including reasonable fees of attorneys and other retained professionals), and damages of any kind arising out of such claim, whether or not that claim is successful, provided that SUPPLIER:
(a) gives VA LINUX prompt written notice of such claim; (b) cooperates with VA LINUX, at VA LINUX's expense for reasonable out of pocket expenses incurred by SUPPLIER, in the defense of such claim; and (c) allows VA LINUX to control the defense and settlement of such claim. VA LINUX shall not enter into any settlement that affects SUPPLIER's rights or interests without SUPPLIER's prior written consent. Such consent shall not be unreasonably withheld or delayed. VA LINUX shall not be responsible for any settlement made by SUPPLIER without VA LINUX's prior written consent. Such consent shall not be unreasonably withheld or delayed. SUPPLIER may choose to participate with VA LINUX in the defense of such claim at its own expense, but such participation shall be without prejudice to SUPPLIER's right to reimbursement from VA LINUX of reasonable costs, expenses (including reasonable fees of attorneys and other retained professionals prior to SUPPLIER's participation), and awarded damages of any kind that SUPPLIER may have been ordered to pay as a result of such claim.

18.5 Limitation of Liability. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 16, 17, AND 18.4 ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY REPRESENTATIVES OF THE OTHER PARTY FOR THE OTHER PARTY'S SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES OF ANY KIND (INCLUDING BUT NOT LIMITED TO LOST PROFITS OR LOST SAVINGS) HOWEVER

*Redacted; confidential treatment requested.

CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION OR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF THE PURPOSE OF ANY REMEDY. SUPPLIER'S AGGREGATE LIABILITY TO VA LINUX AND ITS CONTRACT MANUFACTURER, REGARDLESS OF LEGAL THEORY, SHALL NOT EXCEED THE AMOUNTS PAID TO SUPPLIER HEREUNDER DURING THE PRIOR [*] PERIOD.

19.0. TERMINATION OF AGREEMENT.

19.1 Termination Events. Either Party may terminate this Agreement effective immediately and without further liability upon written notice to the other Party if any one of the following events occurs:

        (a) a proceeding is instituted against the other Party under any provision of any bankruptcy laws, which is not dismissed within three (3) calendar months;

        (b) the other Party is adjudged bankrupt;

        (e) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other Party; the other Party becomes insolvent, ceases or suspends business;

        (c) the other Party makes an assignment of all or a portion of its assets for the benefit of its creditors;

        (d) the other Party admits in writing its insolvency or inability to pay its debts as they become due;

        (e) the other Party becomes insolvent;

        (f) there is a transfer of a majority interest in the equity or assets of one Party to a direct competitor of the other Party; or

        (g) the continued performance of this Agreement would result in a violation of then current United States export regulations.

19.2 Termination for Breach. If either Party fails to perform or violates any material obligation pursuant to this Agreement, then, upon thirty (30) Calendar Days' written notice to the breaching Party specifying such default, the non-breaching Party may terminate this Agreement, without liability, unless the breach specified in the Default Notice has been cured within the thirty (30) Calendar Day period.

19.3 Termination By Mutual Consent. The Parties may mutually terminate this Agreement at any time by written consent. In reaching mutual consent to terminate, the Parties shall determine their respective obligations and liabilities.

19.4 Affect of VA LINUX's Termination on Purchase Orders. Any notice of termination by VA LINUX under Section 19.2 above shall specify whether VA LINUX and/or its Contract Manufacturer shall cancel outstanding Purchase Orders or take delivery of the outstanding Purchase Orders. Upon VA LINUX's election, SUPPLIER will fill all or a portion of outstanding Purchase Orders.

19.5 Obligations Upon Termination. Upon termination of this Agreement with or without cause,

        (a) All rights and licenses granted to SUPPLIER hereunder shall immediately terminate and all such rights shall revert to VA LINUX. Notwithstanding the foregoing sentence, all licenses shall extend to Product currently being manufactured, tested, and packaged pursuant to accepted Purchase Orders, and all Product in the process of being Delivered pursuant to accepted Purchase Orders;

        (b) All rights and licenses granted to VA LINUX hereunder shall immediately terminate and all such rights shall revert to SUPPLIER. Notwithstanding the foregoing sentence, all licenses shall extend to Product currently being manufactured, tested, and packaged pursuant to accepted Purchase Orders, all Product in the process of being Delivered pursuant to accepted Purchase Orders, and all Product previously Delivered;

*Redacted; confidential treatment requested.

        (c) SUPPLIER shall immediately return to VA LINUX or destroy all VA LINUX Confidential Information and Intellectual Property and all materials, things, and devices related thereto or derived therefrom, and all copies of the same, and certify by sworn statement of one of its officers that all such materials and copies have been returned to VA LINUX or destroyed;

        (d) VA LINUX shall immediately return to SUPPLIER or destroy all SUPPLIER Confidential Information and Intellectual Property and all materials, things, and devices related thereto or derived therefrom, and all copies of the same, and certify by sworn statement of one of its officers that all such materials and copies have been returned to SUPPLIER or destroyed;

        (e) SUPPLIER shall Deliver to VA LINUX at SUPPLIER's expense, as VA LINUX directs, all consignment, Tooling, and other property owned by VA LINUX in SUPPLIER's possession, and, if applicable, SUPPLIER shall direct its vendors to return all such property owned by VA LINUX to VA LINUX. SUPPLIER shall bear the risk of loss or damage to property VA LINUX owns under this Agreement until Delivered to VA LINUX.

19.6 Continuing Obligations. Upon termination of this Agreement, each Party shall be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that the provisions of Sections 1.0 (Definitions), 13.2 (Application of Mandatory Engineering Changes),
15.0 (Warranties), 16.0 (Confidential Information), 17.0 (Intellectual Property Rights Indemnification), 18.0 (General Indemnification and Limitation of Liability), 19.6 (Continuing Obligations), and 20.0 (General) shall survive after termination of this Agreement. Termination shall not relieve SUPPLIER or VA LINUX from any liability arising from any breach of this Agreement. Neither Party shall be liable to the other for damages of any kind solely as a result of terminating this Agreement in accordance with its terms. Termination of this Agreement shall be without prejudice to any other right or remedy of either Party.

20.0. GENERAL.

20.1 Force Majeure. Neither Party shall be liable for non-performance or delays due to causes beyond their respective control, including, but not limited to, acts of God, wars, strikes, fires, floods, earthquakes, labor disputes, transportation embargoes, winter storms, and acts of any governmental agency. In the event of such delays, the Parties shall use their diligent and good faith commercially reasonable efforts to establish new Scheduled Delivery Dates that will minimize the impact of such delays to VA LINUX, VA LINUX's Contract Manufacturer and SUPPLIER. The non-delaying Party may terminate this Agreement if the non-performance or delay continues in effect for longer than thirty (30) consecutive Calendar Days. In such event, VA LINUX's (and/or VA LINUX's Contract Manufacturer's) liability for payment shall be limited to payment for Product Delivered and accepted prior to such termination. Termination due to force majeure shall be treated as if the Agreement were terminated by mutual consent, in accordance with Section 19.3.

20.2 Independent Contractors. Each Party is an independent contractor. This Agreement shall not constitute an appointment of the other Party as the legal representative or agent of the other Party, nor shall either Party have any right or authority to assume, create or incur any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, the other Party. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership, association, joint venture or similar entity by or among the Parties hereto. Neither Party will make any warranties or representations on the other Party's behalf, nor will it assume or create any other obligations on the other Party's behalf.

20.3 Use of Name. VA LINUX shall be entitled to use the name of SUPPLIER in promotional, advertising or other materials in connection with VA LINUX's incorporation and resale of the Product in VA LINUX's products as long as written permission is granted by SUPPLIER after SUPPLIER has had an opportunity to review all materials bearing its name.

20.4 Personnel. Each Party's Representatives shall observe the working hours, working rules and holiday schedule of the other Party while working on the other Party's premises.

20.5 Employment Taxes and Benefits. SUPPLIER shall report as income all compensation received by SUPPLIER pursuant to this Agreement and pay all taxes due on such compensation.

20.6 Assignment. The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be; and neither Party may assign its obligations under this Agreement, in whole or in part, without the prior written consent of the other Party, except to an acquirer of all, or substantially all of its assets. Any attempted assignment in violation of the provisions of this Section
20.6 shall be void.

20.7 Subcontracting. It is understood and agreed that SUPPLIER subcontracts its obligations to manufacture, assemble, package, and test the Product.

20.8 Equitable Relief. Because the services are personal and unique, and because the Parties shall have access to and become acquainted with Confidential Information of the other Party, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, the Parties agree that, in addition to any other remedy available to either Party at law or in equity (e.g., injunction, specific performance or other equitable relief), the confidentiality provisions of this Agreement, as set forth in Section 16.0, shall be enforceable under the California Uniform Trade Secrets Act, California Civil Code Section 3426, as amended.

20.9 Compliance with Laws and Regulations. Each Party shall comply with all applicable federal, provincial, state and local laws, regulations and ordinances including, but not limited to, the regulations of the U.S. and local governments relating to the export of commodities and technical data insofar as they relate to the activities under this Agreement. Machines, commodities, and technical data provided under this Agreement may be subject to restrictions under the export control laws and regulations of the United States of America, including but not limited to the U.S. Export Administration Act and the U.S. Export Administration Regulations. The Parties shall not export, or re-export, directly or indirectly, any Product or related technical data without first obtaining applicable government approval. SUPPLIER shall notify VA LINUX from time to time of all export classifications for the Product (including ECCNs) and all unusual export requirements of which SUPPLIER is or becomes aware.

20.10 Environmental Issues. SUPPLIER warrants that it has been issued all permits required for the safe handling and disposal of all materials or hazardous waste used by the SUPPLIER in the performance of this Agreement. SUPPLIER has implemented programs necessary to monitor and maintain all required licenses and permits and to prevent releases of materials to the environment. SUPPLIER's employees shall have been trained to properly, safely and legally handle hazardous materials and wastes. SUPPLIER shall notify VA LINUX, by FAX transmission or email, immediately of the discovery of any regulatory action taken or initiated against SUPPLIER, whether or not such action relates to or arises out of this Agreement, that may result in fines or penalties, prosecution or that may impact SUPPLIER's ability to deliver Product under this Agreement. Such regulatory compliance and management of SUPPLIER's employees, facilities and processes shall be solely SUPPLIER's responsibility.

20.11 Resolution of Disputes. The Parties agree that they will make good faith efforts to settle any dispute, claim or controversy (a "Dispute") arising out of or relating to this Agreement by discussion and negotiation. If such efforts fail to resolve a Dispute, the Parties agree that, after a Party makes a written request to the other Party, the Parties will choose a mutually acceptable mediator to conduct a mediation between the Parties in order to resolve such Dispute. The Parties will establish by mutual written agreement the procedures under that such mediation will be conducted, and agree that: (a) neither Party may unreasonably withhold its approval of the other Party's nomination of a mediator or proposal for the use of a procedure, (b) the Parties will share equally in the cost of any such mediation, and (c) each Party will assign a person as its representative in such mediation. If the Parties are unable to resolve any Dispute by mediation within ninety (90) Calendar Days after the date of a Party's initial request for mediation, either Party may seek an adjudicated resolution of such Dispute through a court of competent jurisdiction, provided that nothing will prevent either Party from availing itself of a judicial proceeding earlier if it believes in good faith that injunctive relief is necessary to prevent it from incurring serious and irreparable harm. The Parties agree that the use of any alternative method of dispute resolution shall not be construed:
(i) under the doctrines of laches, estoppel or waiver to adversely affect the rights of either Party, or (ii) as a waiver of the statute of limitations with respect to any right of action related to any Dispute. All discussions and negotiations pursuant to this provision shall be treated as confidential by the Parties, and as compromise and settlement discussions for purposes of applicable rules of evidence.

20.12 Governing Law; Venue. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, excluding its choice of law rules. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not govern this Agreement nor the rights and obligations of the Parties. Any dispute, claim or controversy between the parties regarding the subject matter of this Agreement or relating to the Product, may be brought in the California state courts in and for Santa Clara, County, California (or, if there is federal jurisdiction, the U.S. District Court serving Santa Clara County), and VA LINUX and SUPPLIER agree to submit to the personal jurisdiction and venue of these courts.

20.13 Notices. All communications shall be effective on receipt when sent to the address below. Either Party may change its respective individual or department designated for contract coordination or its address designated for official notices by notifying the other Party in the same manner as any other notice.

For SUPPLIER:                                         For VA LINUX:

Network Engines, Inc.                                 VA Linux Systems, Inc.
--------------------------------------------

61 Pleasant Street                                    1382 Bordeaux Drive
--------------------------------------------

Randolph, MA 02368                                    Sunnyvale, CA 94089
--------------------------------------------

Attn.:  Doug Bryant                                   Attn.: ___________________
--------------------------------------------

Chief Financial Officer                               cc: Legal Services
--------------------------------------------

Email Address: Doug.Bryant@networkengines.com             Email Address:


For Purchase Orders and other correspondence for which a response is due in fewer than ten (10) Business Days, VA LINUX or its Contract manufacturer will provide notice to: __________________.

20.14 Severability. If any term of this Agreement is found to be illegal or unenforceable, the remaining portions of this Agreement shall remain in effect.

20.15 No Waiver. Failure of either Party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

20.16 No Rights in Third Parties. This Agreement is made for the benefit of SUPPLIER and VA LINUX and their respective subsidiaries and affiliates, if any, and not for the benefit of any third parties.

20.17 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute but one and the same instrument.

20.18 Modifications. The Parties may agree to modify and/or amend this Agreement. Any modifications of this Agreement shall be in writing and signed by duly authorized representatives of the Parties. This Agreement shall not be modified and/or amended by any course of dealing, course of performance or trade usage.

20.19 Headings and References. Section and/or paragraph headings contained in this Agreement are for convenience and reference purposes only, and are not to be considered in construing or interpreting this Agreement.

20.20 Construction. This Agreement has been negotiated by the Parties and their respective counsel. This Agreement shall be fairly interpreted in accordance with the its terms and without any strict construction in favor for or against either Party.

20.21 Trademark Usage. Except as provided in Section 20.3 above, neither Party shall, without the other Party's prior written consent, use any trademarks, service marks, trade names, logos or other commercial or product designations of the other Party, for any purpose, including, but not limited to, use in connection with any Products, promotions, advertisements or exhibitions.

20.22 No Finders or Brokers. The Parties hereby state that no finders, brokers or similar third parties have been used in connection with this Agreement or the negotiations or other discussions culminating in this Agreement.

20.23 Governing Language. This Agreement is in the English language only, which language shall be the controlling and governing language. Any version of this Agreement written in a language other than English shall be for the sake of convenience only and shall not be binding upon the Parties.

20.24 Remedies Cumulative. Except as explicitly excluded or limited herein, all remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not exclusive or alternative and shall be in addition to all remedies given hereunder or now or hereafter existing, at law or in equity, by statute or otherwise. The election of any one or more remedies by any Party shall not constitute a waiver of the right to pursue other available remedies.

20.25 Complete Agreement. This Agreement, including all exhibits attached hereto, constitutes the complete and exclusive statement of the agreement between VA LINUX and SUPPLIER, and it supersedes all prior and contemporaneous proposals, oral or written, and all other communications between VA LINUX and SUPPLIER, relating to the subject matter of this Agreement.

20.26 Press Release. Within thirty (30) days of the Effective Date, the Parties will jointly issue a press release to announce a technology sharing alliance with no mention of a supply agreement or arrangement.

VA LINUX SYSTEMS, INC.                        NETWORK ENGINES, INC.



By: /s/ DANIEL R. SHORE                       /s/ RENE THIBAULT

    Daniel R. Shore                               Rene Thibault
---------------------------------             ---------------------------------
NAME (PRINT OR TYPE)                          NAME (PRINT OR TYPE)

    VP of Operations                              VP Sales
---------------------------------             ---------------------------------
TITLE                                         TITLE

    2/25/00                                       2/29/00
---------------------------------             ---------------------------------
DATE                                          DATE

AGREEMENT NO.:____________

                                    EXHIBIT A
                        PRODUCT DESCRIPTION/SPECIFICATION

This Exhibit will be the applicable Network Engines Product Manual

Product qualifications to be provided and will be supplemented from time to time.

                                    EXHIBIT B

                           PRODUCT PURCHASE PROVISIONS


I.      UNIT PRICE SCHEDULE

        -------------------- -------------------
        -------------------- -------------------
        Config #1 Basic      [*]
        Box with CD (VA
        LINUX No.:
        102114-00)
        -------------------- -------------------
        Config #2 Basic      [*]
        Box without CD (VA
        LINUX No.:
        102082-00)
        -------------------- -------------------

II.     WARRANTY PERIOD - [*]

III.    PURCHASE ORDER CANCELLATION SCHEDULE

CANCELLATION OF ORDERS

VA LINUX may cancel any order, in partial or in whole, for Units issued hereunder, by written notice to SUPPLIER prior to five (5) days before the Scheduled Delivery Date, subject only to payment of a cancellation fee based on the following schedule:

SUPPLIER's receipt of Notice of          Then the Cancellation fee will be
Cancellation is:                         equal to the following % of the
                                         purchase price for the cancelled Units:
------------------------------------     --------------------------------------
90 or more days prior to the                                [*]%
Scheduled Delivery Date

60-89 days prior to the Scheduled                           [*]%
Delivery Date

5-59 days prior to the Scheduled                            [*]%
Delivery Date


IV.     PURCHASE ORDER ADJUSTMENT SCHEDULE

VA LINUX may reschedule any order, in partial or in whole, for Units issued hereunder, by written notice to SUPPLIER based on the following schedule:

SUPPLIER's receipt of Notice of          Then the order will be scheduled as
Reschedule is:                           follows:
------------------------------------     ---------------------------------------

*Redacted; confidential treatment requested.

61 - 90 or more days prior to the        Order may be rescheduled one time up to
Scheduled Shipment Date                            a maximum of [*] days.

31 - 60 days prior to the                Order may be rescheduled one time up to
Scheduled Shipment Date                            a maximum of [*] days.

0 - 30 days prior to the Scheduled               No rescheduling permitted
Shipment Date


V.      PURCHASE ORDER LEAD TIME: 30 days minimum, 120 days maximum


VI.     EPIDEMIC FAILURE RATE: [*] percent


VII.    FOB POINT- [*]


VIII.   CUSTOMER ACCOUNT REPRESENTATIVE- Rich McNeice


IX.     JIT DELIVERY PROCESS - n/a at this time


X.      UNIQUE MATERIALS - VA Linux front panel and labels.


XI.     LONG LEAD TIME MATERIALS/COMPONENTS

*Redacted; confidential treatment requested.

                                    EXHIBIT C

                           SUPPLIER QUALITY AGREEMENT

As of the Effective Date, there are no Quality Assurance Requirements. The Parties will work together in good faith to develop a Supplier Quality Agreement with Quality Assurance Requirements within 90 business days of the Effective Date of this Agreement